                     VARIABLE ANNUITY REINSURANCE AGREEMENT




                         Effective Date of July 1, 1998




                                     Between




            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                             (Boston, Massachusetts)




                                       and




                    MANULIFE REINSURANCE CORPORATION (U.S.A)
                          (Bloomfield Hills, Michigan)



--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                                     between

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                                       and

                    MANULIFE REINSURANCE CORPORATION (U.S.A)

                                      INDEX

                                               ARTICLE       PAGE
                                               -------       ----
Access to Records                                 XII          8
Amounts at Risk                                    II          3
Arbitration                                      XVII         11
Automatic Excess Reinsurance                      III          4
Claims                                            VII          6
Currency                                          XIV          9
DAC Tax Regulation Election                     XVIII         12
Delays, Errors, or Omissions                     XIII          9
Effective Date; Term and Termination              XIX         12
Extra Contractual Obligations                      IX          7
Hold Harmless                                      XV         10
Insolvency                                        XVI         10
Liability of Manulife Reinsurance                  IV          4
Litigation                                          X          8
Notices                                            XX         14
Offset                                             XI          8
Parties to the Agreement                            I          3
Premium Accounting                                 VI          5
Reinsurance Premiums                                V          5
Reserves                                         VIII          7


                                    SCHEDULES


      A     Maximum Limits of Reinsurance in Manulife Reinsurance

      B     Contracts and Funds Subject to this Reinsurance Agreement

      C     Limits and Rules of MNA

      D     Reinsurance Premium Rates and Calculation Criteria

      E     Quarterly Reporting Format



--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                     VARIABLE ANNUITY REINSURANCE AGREEMENT
                         (hereinafter called Agreement)

                                     between

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                            (hereinafter called MNA)

                                       and

                    MANULIFE REINSURANCE CORPORATION (U.S.A.)
                    (hereinafter called Manulife Reinsurance)


It is agreed by the two companies as follows:

                      ARTICLE I - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of MNA and Manulife Reinsurance. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate or contract holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by MNA.

                          ARTICLE II - AMOUNTS AT RISK

A. The Guaranteed Minimum Death Benefit (GMDB) reinsurance benefit, on the Contract Forms identified in Schedule B, is the excess of the guaranteed minimum death benefit over the account value, as defined in Schedule A.

B. At issue, MNA will cede to Manulife Reinsurance and Manulife Reinsurance will reinsure and fully indemnify MNA for 100% of all new issues of the Guaranteed Minimum Death Benefit, as defined in (A) above, subject to the following conditions:

      - MNA will cede and Manulife Reinsurance will accept 50% of the Guaranteed Minimum Death Benefit on Venture Vantage and Venture Vision issued on or after July 1, 1998 and prior to August 1, 1998.

      - MNA will cede and Manulife Reinsurance will accept 100% of the Guaranteed Minimum Death Benefit on Venture Vantage and Venture Vision issued on or after August 1, 1998.

      - MNA will cede and Manulife Reinsurance will accept 100% of the Guaranteed Minimum Death Benefit on Manulife Rollover issued on or after July 1, 1998.

--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

C. The Contract Value represents the owner's invested assets in the funds in Schedule B as it appears in the records of MNA before application of any surrender charges, on any given date.


                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE

A. On and after the Effective Date of this Agreement, subject to the limits of Manulife Reinsurance's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, MNA shall cede and Manulife Reinsurance shall accept the percentage liability on the GMDB of MNA under the Variable Annuity Contracts, as described in Article II.

B. This Agreement covers only MNA'S liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Manulife Reinsurance prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B. If MNA intends to cede to Manulife Reinsurance liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Manulife Reinsurance written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B. Upon receipt of such notification, Manulife Reinsurance then has the obligation to notify MNA within 10 days of its decision to accept or not accept the reinsurance risk for such a revision. Should Manulife Reinsurance not respond within 10 days, it shall be deemed that Manulife Reinsurance agrees to accept such revision.

C. MNA shall provide written notice to Manulife Reinsurance of any changes in its published limits and rules identified on Schedule C, and Manulife Reinsurance shall have no liability pursuant to revised limits and rules unless and until Manulife Reinsurance provides written notice to MNA that such revised limits and rules are acceptable.


                 ARTICLE IV - LIABILITY OF MANULIFE REINSURANCE

Manulife Reinsurance's liability for reinsurance under this Agreement shall follow that of MNA in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Manulife Reinsurance have any reinsurance liability unless the Variable Annuity Contract issued by MNA is in force and the underwriting and issuance of coverage by MNA constitutes the doing of business in a state of the United States of America in which MNA is properly licensed and authorized to do business.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                        ARTICLE V - REINSURANCE PREMIUMS

Premiums rates for reinsurance on new issues of the GMDB through June 30, 2001, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect per Article XIX. Premiums for reinsurance shall be paid in advance on a quarterly basis and shall be determined by the application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by MNA as calculated based on the criteria defined in Schedule D.

                         ARTICLE VI - PREMIUM ACCOUNTING

A. On or before the Due Date (as defined in Paragraph B), MNA shall forward to Manulife Reinsurance its statement of account as set forth in Schedule E together with its remittance for the net amount due as shown therein as well as any premium adjustments from the prior quarter. If the statement shows a balance due MNA, Manulife Reinsurance shall remit that amount to MNA on or before the Remittance Date (the date occurring thirty days after the Due Date). If the amounts described in Article VI cannot be determined by the Due Dates set forth in Article VI, on an exact basis, such payments will be made with a generally agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

B. For the purposes of this Agreement the Due Date for Manulife Reinsurance's receipt of the statement of account and premium due is the thirtieth day following the close of any reporting period. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Manulife Reinsurance for reinsurance covered by this Agreement. In the event that reinsurance premiums are not received by Manulife Reinsurance as of the Due Date following the close of the reporting period in which they fall due, Manulife Reinsurance will notify MNA that such premiums are due and unpaid, and MNA will remit the premium on or before the Remittance Date. In the event that the premiums are not paid by the Remittance Date, Manulife Reinsurance shall have the right to give MNA notice of termination of such reinsurance immediately.

C. If reinsurance is terminated as provided in paragraph B, and if all reinsurance premiums in default and any additional charges due in accordance with this Agreement, including such premiums and charges which may become in default are not paid by the Remittance Date, Manulife Reinsurance shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. New and existing Reinsurance for which premiums subsequently fall due will terminate automatically if reinsurance premiums are not paid when due as provided in paragraph B of this Article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998
      event of such reinstatement, Manulife Reinsurance shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance without prior written consent of Manulife Reinsurance.

D. Not withstanding termination of reinsurance as provided herein, MNA shall continue to be liable to Manulife Reinsurance for all unpaid reinsurance premiums earned by Manulife Reinsurance under this Agreement. Such premiums are subject to an annual interest charge as specified in Article XIX.

                              ARTICLE VII - CLAIMS

MNA is solely responsible for payment of its claims under the Policies identified on Schedule B.

MNA shall provide Manulife Reinsurance with proof of claim, proof of claim payment and any other claim documentation requested by Manulife Reinsurance in accordance with Schedule E. Payment of reinsurance shall be made by Manulife Reinsurance in one sum regardless of the method of payment by MNA and within thirty (30) calendar days following receipt of required claim documentation.

MNA shall notify Manulife Reinsurance of its intention to contest or deny a claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Manulife Reinsurance shall then have thirty (30) calendar days within which to advise MNA whether it agrees that the claim should be contested or denied. If Manulife Reinsurance does not agree that the claim should be contested or denied, then it shall pay to MNA the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Manulife Reinsurance shall have no further obligation in respect to such claim. If Manulife Reinsurance agrees that the claim should be contested or denied, then Manulife Reinsurance shall pay its share of the following in accordance with its share of liability as set forth in this
Agreement:

      - Expenses incurred by MNA in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees, officers and agents of MNA and ordinary expenses of MNA, and costs of third party administrators acting on behalf of MNA; and

      -     Interest which is paid by MNA in respect of the Claim.

If the denial of a Claim results in an award verdict or judgment against MNA, where Manulife Reinsurance has agreed with the claim denial and MNA intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Manulife Reinsurance. Manulife Reinsurance shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

Claim. If Manulife Reinsurance does not pay its share of the judgment and any expenses and interest due at that time, Manulife Reinsurance shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.


                             ARTICLE VIII - RESERVES

The reserve held by Manulife Reinsurance for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but in no event less than the recognized statutory required reserve.


                   ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Manulife Reinsurance be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against MNA as a result of an act, omission or course of conduct by MNA in connection with policies subject to this Agreement, unless Manulife Reinsurance shall have received notice in writing of and concurred with the actions taken or not taken by MNA which led to its liability, in which case Manulife Reinsurance shall pay its share of such liability. For this purpose, Manulife Reinsurance's share shall be proportionate with its risk under the business reinsured hereunder.

B.    The following definitions shall apply:

      (1) Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

      (2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

      (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.



                             ARTICLE X - LITIGATION

In the event of any action brought against MNA under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, MNA shall provide a copy of such action and written notice of such action within ten
(10) business days to Manulife  Reinsurance.  If


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

Manulife Reinsurance is a party to action brought against MNA, MNA shall seek agreement by Manulife Reinsurance on the selection and appointment of local counsel to represent MNA in such action.

                               ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of MNA subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.


                         ARTICLE XII - ACCESS TO RECORDS


MNA and Manulife Reinsurance, or its duly authorized representative, shall have access at any reasonable time during regular business hours, to all records of the other, including the right to photocopy and retain copies of such documents, which reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least seven (7) years from the date of creation. Within one hundred and fifty (150) days following the end of each calendar year, MNA and Manulife Reinsurance will provide each office with copies of their respective audited financial statements.

MNA and Manulife Reinsurance may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such confidential information in the strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by each of them or by any of its employees to third parties of any kind, other than attorneys, accountants, other consultants or retrocessionairs having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that such party protects its own proprietary or confidential information of like kind which shall be at least a reasonable manner. "Confidential Information" means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:

A. Information or knowledge about each party's products, processes, services, finances,


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998
customers, research, computer programs, marketing and business plans, claims management practices; and

B. Any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plan, and each party's producers and employees.


                   ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of MNA shall relieve Manulife Reinsurance of liability provided immediate notice of such delay, errors or omissions is provided to Manulife Reinsurance and are rectified as soon as possible after discovery. However, Manulife Reinsurance shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. Such inadvertent premium payments shall be returned. Adjustment(s) of premiums payable and claims incurred as a result of delay, errors or omissions shall be limited to the year in which they are discovered and the calendar year prior to such discovery.

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is shown to be unintentional or the result of a misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.


                             ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Manulife Reinsurance in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Manulife Reinsurance.

                           ARTICLE XV - HOLD HARMLESS

A. Manulife Reinsurance shall indemnify and hold MNA harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Manulife Reinsurance in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

B. MNA shall indemnify and hold Manulife Reinsurance harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of MNA in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.


                          ARTICLE XVI  -  INSOLVENCY

In the event of insolvency of MNA, the reinsurance under this Agreement shall be payable directly by Manulife Reinsurance to MNA or to its liquidator, receiver, conservator or statutory successor on the basis of Manulife Reinsurance's liability to MNA without diminution because of the insolvency of MNA or because the liquidator, receiver, conservator or statutory successor of MNA has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of MNA shall give prompt written notice to Manulife Reinsurance of the pendency of a claim against MNA within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Manulife Reinsurance may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to MNA or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Manulife Reinsurance shall be chargeable, subject to the approval of the Court, against MNA as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to MNA solely as a result of the defense undertaken by Manulife Reinsurance.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by MNA.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                           ARTICLE XVII - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B.    The   arbitrators   and  the  umpire  all  shall  be  active  or  retired,
      disinterested executive officers of insurance or reinsurance companies.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees, interest and punitive damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in Boston, Massachusetts unless some other place is mutually agreed upon by both parties or ordered by the panel.

F. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                   ARTICLE XVIII - DAC TAX REGULATION ELECTION

Manulife Reinsurance and MNA hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Manulife Reinsurance and MNA agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Manulife Reinsurance and MNA agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, MNA shall provide Manulife Reinsurance with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Manulife Reinsurance shall advise MNA if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Manulife Reinsurance contests MNA'S calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Manulife Reinsurance submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Manulife Reinsurance represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                ARTICLE XIX EFFECTIVE DATE; TERM AND TERMINATION

A. The effective date of this Agreement is July 1, 1998. This Agreement remains effective for all annuity contracts subject to this Agreement written by MNA through June 30, 2001, unless terminated pursuant to the paragraphs listed below:

B. Either Manulife Reinsurance or MNA shall have the option of terminating this agreement with ninety (90) days written notice to the other party for new business anytime on or after June 30, 2001, or after the occurrence of any of the following exceptions:

      - Within the three years, Manulife Reinsurance retains the right to adjust the rates if the average issue age of the new business exceeds the average age indicated by the age


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998
            distributions provided by MNA. This adjustment threshold works out to average ages of 64 for Venture Vantage and Venture Vision, and 51 for Manulife Rollover. The rate adjustments will be limited to 10% for each year in excess of the initial average age.

      - If the average age on the new business decreases to less than 58 for Venture Vantage and Venture Vision, and 45 for Manulife Rollover, then the reinsurance rates may be similarly adjusted downwards.

      - Manulife Reinsurance also retains the right to adjust the rates, for new business only, once the new business volumes exceed $3.0 billion in deposits in total for all three variable annuities.

C. Manulife Reinsurance shall have the option of terminating this Agreement for new and existing business should MNA fail to pay premium in accordance with Article V and VI. If, during the sixty (60) days notice period, Manulife Reinsurance receives all premiums in arrears and all premiums which may become due within the sixty (60) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Manulife Reinsurance if, at any time within sixty (60) days of termination, MNA pays and Manulife Reinsurance receives all premiums due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph I below for the interest calculation description)

D. Failure by Manulife Reinsurance to pay reinsurance death benefits in accordance with Article II. If, during the sixty (60) days notice period, MNA receives all reinsurance death benefits in arrears, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of MNA if, at any time within sixty (60) days of termination, Manulife Reinsurance pays and MNA receives all reinsurance death benefits due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph I below for the interest calculation description)

E. If this Agreement is terminated for new and existing business, Manulife Reinsurance shall be relieved of all liability to MNA for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by MNA.

F. If this Agreement is terminated for new business only, Manulife Reinsurance will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement.

G. Both parties shall continue to be entitled to all offset credits provided by Article XI up to the effective date of termination.

H. MNA shall not have the right to assign or transfer any portion of the rights, duties and obligations of MNA under the terms and conditions of this Agreement without the written approval of Manulife Reinsurance.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

I. In the event of reinstatement as described in paragraph E and F above, there will be an interest charge at the three (3) month LIBOR Rate (as published in the Wall Street Journal), plus .01, determined on the first business day following the end of the 60 day notice period. The settlement is considered overdue at the end of the 60 day notice period and interest shall commence from the overdue date.



                              ARTICLE XX - NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

             David W. Libbey, FSA, MAAA
             Vice President, Treasurer and CFO
             The Manufacturers Life Insurance Company Of North America 73 Tremont Street, Suite 1300
             Boston, MA  02108
             Phone No. (617)  854.8676          Fax No. (617) 854.8604

             Steven Finch, FSA, MAAA
             Assistant Vice President Marketing and Pricing
             Manulife Reinsurance Corporation (U.S.A)
             200 Bloor Street East, NT-8
             Toronto ON M4W 1E5
             Phone No. (416)  926.6197          Fax No. (416) 926.5793



Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.


                                    THE MANUFACTURERS LIFE INSURANCE
                                            COMPANY OF NORTH AMERICA

                                    By:_______________________________________

                                    Date:_______________________________, 19__


                                    MANULIFE REINSURANCE CORPORATION (U.S.A.)

                                    By:_______________________________________

                                    Date:_______________________________, 19__


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                                   SCHEDULE A
              Maximum Limits of Reinsurance in Manulife Reinsurance

Manulife Reinsurance requires prior notification of any annuity purchase in excess of $5,000,000.00 per annuitant/owner. Upon receipt of such notification, Manulife Reinsurance then has the obligation to notify MNA within 10 days of its decision to accept or not accept the reinsurance risk for such an annuity purchase. Should Manulife Reinsurance not respond within 10 days, it shall be deemed that Manulife Reinsurance agrees to accept such risk.

The purchase amount is the sum of all premium contributions less withdrawals in the contract. For purchase amounts in excess of the maximum, Manulife Reinsurance's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts.

                           Guaranteed Minimum Benefits

The GMDB reinsured hereunder are provided by MNA under the Venture Vantage, Venture Vision and Manulife Rollover Combination Fixed and Variable Annuity Contract as described in its prospectus including state availability supplements, effective May 1, 1998.

                 Vantage Guaranteed Minimum Death Benefit (GMDB)
                       Form Venture.015 and Venture.015.98

The death benefit will be paid if the contract owner dies during the first nine contract years and shall be the greater of :

(A) the contract value less any payment enhancements applied in the 12 month period prior to the date of death, or

(B) the excess of (i) the sum of all purchase payments less any payment enhancements applied in the 12 month period prior to the date of death over (ii) the sum of any amounts deducted in connection with partial withdrawals

The death benefit will be paid if the contract owner dies after the ninth contract year and shall be the greater of

(A) the contract value less any payment enhancements applied in the 12 month period prior to the date of death, or

(B) the excess of (i) the sum of all purchase payments less any payment enhancements applied in the 12 month period prior to the date of death over (ii) the sum of any amounts deducted for partial withdrawals, or

(C) the death benefit on the last day of the ninth contract year, plus the sum of all purchase payments made and any amount deducted in connection with partial withdrawals since then and less any payment enhancements applied in the 12 month period prior to the date of death.

                             SCHEDULE A (Continued)


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                 Vision Guaranteed Minimum Death Benefit (GMDB)
                   Form Vision.001, Vision.002, Vision.001.94

1. If any Owner dies on or prior to their 85th birthday and the oldest Owner had an attained age of less than 81 years on the Contract Date, the Death Benefit will be the greater of:

      (a)   the Contract Value, or

      (b)   the excess of (i) over (ii) where:

            (i) equals the sum of each Payment accumulated daily, at the equivalent of 5% per year, starting on the date each Payment is allocated to the Contract, with a maximum accumulation of 2 times each Payment.

            (ii) equals the sum of any amounts deducted in connection with partial withdrawals, accumulated daily at the equivalent of 5% per year, starting on the date each such deduction occurs, with a maximum accumulation of 2 times each amount deducted.

2. If any Owner dies after their 85th birthday and the oldest Owner had an attained age of less than 81 years on the Contract Date, the Death Benefit will be determined as the greater of:

      (a)   the Contract Value, or

      (b)   the excess of (i) over (ii) where:

            (i)   equals the sum of all Payments,

            (ii) equals the sum of any amounts deducted in connection with partial withdrawals.

3. If any Owner dies and the oldest Owner had an attained age of 81 or greater on the Contract Date, the Death Benefit will be the Contract Value less any applicable Withdrawal Charges at the time of payment of benefits.


            Manulife Rollover Guaranteed Minimum Death Benefit (GMDB)
                        Form Venture.025 and Venture.026

If any Owner dies the Death Benefit will be the greater of the Contract Value or Purchase Payments less withdrawals at the time of payment of benefits.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                                   SCHEDULE B
            Contracts and Funds Subject to this Reinsurance Agreement

Form
Number*                      Policy Description                     Date
-------                      ------------------                     ----
Venture .015                 Vantage                                7/1/98
Venture .015.98              Vantage
Vision.001                   Vision                                 7/1/98
Vision.002                   Vision
Vision.001.94                Vision
Venture.025                  Manulife Rollover                      7/1/98
Venture.026                  Manulife Rollover

* Includes all state variations of VTG 20, 21, 25 and VIS 5, 6, 25, 26, and
MRPG01

                           Fund/Portfolio Description

    Pacific Rim Emerging Markets Trust       Balanced Trust
    Science & Technology Trust               Aggressive Asset Allocation Trust
    International Small Cap Trust            High Yield Trust
    Emerging Growth Trust                    Moderate Asset Allocation Trust
    Pilgrim Baxter Growth Trust              Conservative Asset Allocation Trust
    Small/Mid Cap Trust                      Strategic Bond Trust
    International Stock Trust                Global Government Bond Trust
    Worldwide Growth Trust                   Capital Growth Bond Trust
    Global Equity Trust                      Investment Quality Bond Trust
    Small Company Value                      U.S. Government Securities Trust
    Growth Trust                             Money Market Trust
    Equity Trust                             Lifestyle Aggressive 1000 Trust
    Quantitative Equity Trust                Lifestyle Growth 820 Trust
    Blue Chip Growth Trust                   Lifestyle Balanced 640 Trust
    Real Estate Securities Trust             Lifestyle Moderate 460 Trust
    Value Trust                              Lifestyle Conservative 280 Trust
    International Growth and Income          Special Value Trust
    Growth and Income Trust                  Basic Value Trust
    Equity-Income Trust                      Developing Markets Trust

Guaranteed Funds

One Year
Three Year
Five Year
Seven Year


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                                   SCHEDULE C

                             Limits and Rules of MNA

1) MNA will determine the Guaranteed Minimum Benefit for each deceased within seven (7) working days of receipt of due proof of death and all required claim forms.

2)    The maximum purchase payment without company approval is $1,000,000.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                                  SCHEDULE D
                             Reinsurance Premiums

1. The reinsurance premiums shall be based on the Average Aggregate Contract Value at the end of each quarter.

2. The amount at risk each quarter will be calculated as the reinsurance benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the guaranteed minimum death benefit and the contract value are calculated as the average of the values at the end of the current quarter and the end of the prior quarter. The amount at risk cannot fall below zero.

3. There will be no premium for funds identified as guaranteed in Schedule B.

4. The quarterly premium is determined as basis points of Contract Value. Fund based charges, in basis points, are as follows:

   -------------------------------------------------------
          REINSURANCE        PREMIUM ANNUAL    PREMIUM
           COVERAGE                           QUARTERLY
   -------------------------------------------------------
            Vantage               6.4           1.60
   -------------------------------------------------------
            Vision                22.9          5.73
   -------------------------------------------------------
       Manulife Rollover          3.0           0.75
   -------------------------------------------------------



--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

                                  SCHEDULE E

                          Quarterly Reporting Format


1.  Policy Exhibits (Quarterly)

Sample Policy Exhibit (for Administrative purposes to "book" the business):

a)  Summary of Cashflows:

    -     Reinsurance Premiums

    -     Death Claims

    -     Net Check Amount


b)  Policy Exhibit:

------------------------------------------------------
ITEM                       CASE COUNT  ACCOUNT VALUE
------------------------------------------------------

Opening Balance
     New Issues
     Surrenders/Lapses
     Death Claims
Closing Balance


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

2.  Seriatim Reporting (Quarterly)

------------------------------------------------------------------
FIELD NAME            RECORD A   RECORD B   RECORD C   RECORD D
------------------------------------------------------------------

Policy No.            0001234    0042332    0067354     0084231
Coverage No.               01         01         01          01
Plan Code                 ABC        QWE        SDF         DFG
Sex                         M          F          F           M
DOB                  19370310   19620520   19500731    19511106
Tax Code                    N          N          Q           N
Issue Date           19900613   19960420   19930830    19890215
Ratchet Period             07                    05          05
Rollup Rate           0.00000    0.05375    0.03500     0.00000
Surrender Value      00174600   00019600   00084000    00105000
GMDB Ratchet Value    0180000    0000000    0080000     0110000
GMDB Rollup Value     0000000    0021075    0087000     0000000
Current GMDB          0180000    0021075    0087000     0110000
Max GMDB              0200000    0040000    0120000     0160000
Total AV              0180000    0021075    0087000     0110000
Fund #1 - ID              AAA        DDD        JJJ         BBB
Fund AV               0050000    0005000    0025000     0065000
--                       --          --         --           --
Fund #20 - ID             KKK        LLL        MMM         NNN
Fund AV               0005000    0000000    0000000     0000000
------------------------------------------------------------------

Notes on Examples:

Record A This contract has a seven year ratchet. The ratchet period is set to 7 and the Ratchet Value has been calculated. The Current GMDB is based only on the Ratchet Value.

Record B This contract has an annual rollup of 5.375%. The rollup rate is set to 5.375% and the Rollup Value has been calculated. The Current GMDB is based only on the Rollup Value.

Record C This contract has a combination ratchet/rollup. The ratchet period is 5 years and rollup rate is 3.5%. The Current GMDB is based on the maximum of the Ratchet/Rollup Values.


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

FIELD NAME         DESCRIPTION
----------         -----------
Policy No.         Policy or contract number used to uniquely identify a policy or contract.

Coverage No.       Coverage or record number (only required if policies can have two or more records)

Plan Code Product code or kind code that is used to determine the policy's characteristics.

Sex                Sex of insured

DOB                Date of Birth of insured

Tax Code Indicates whether the Policy is a qualified Policy under Federal Tax Regulations, if available

Issue Date         Issue date of policy

Maturity Date      Maturity date of policy

Ratchet Period     Period of possible ratchet increases in the GMDB ( blank if no ratcheting)

Rollup Rate        Rate of rollup increases in the GMDB (zeroes if no rollups)

Surrender Value    Surrender value (total account value minus surrender charge)

Ratchet Value      The greater of the ratchet value and the total account value at the last ratchet point (zero if no ratchet increases).

Rollup Value       The accumulated value of premiums (net of withdrawals) at the rollup rate (zero if no rollup increases).

Current GMDB       Current GMDB based on policy or contract characteristics
                   (either ratchet, rollup, or combination)

Maximum GMDB       Maximum GMDB based on some multiple of premium deposits net of withdrawals (zero if no maximum)



The following fields repeat for the maximum number of funds permitted per contract or coverage/record.

-----------------------------------------------------------
FIELD           DESCRIPTION
-----------------------------------------------------------
Fund ID         Fund name or code

Account Value   Account value (current value invested in
                this fund)
-----------------------------------------------------------


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998

3.  Initial Set Up

For each Plan Code, please provide the following items of information, if they are applicable.

Plan Code

      1.    plan name and basic description

      2. surrender charges by duration and base (total premiums, account value)

      3.    ratchet method (period and limitations)

      4.    rollup method (rates and limitations)

      5.    guaranteed interest rates

      6.    minimum and maximum benefits

      7.    minimum and maximum rates

      8.    guaranteed benefits basis (account value, surrender value, etc.)

      9. a classification of this plan according to the Standard Valuation Law and NAIC Actuarial Guideline 33, if available (Plan Type, Guarantee Duration etc.)

      10.   tax qualification eligibility and limitations (if available)


For each Fund Code, please provide the following items of information, if they are applicable

Fund Code

-     fund name and basic description

- Asset Class for this fund using the definitions in NAIC Actuarial Guideline 34 (Appendix III)

- appropriate asset charges for this fund (may be the same as management fees)

-     tax qualification eligibility and limitations (if available)


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
 Company of North America
Vantage, Vision and Manulife Rollover - Variable Annuity
Effective July 1, 1998